Exhibit 10.1

Execution Version

SERIES A CONVERTIBLE PREFERRED SUBSCRIPTION AGREEMENT

AMONG

NOVAVAX, INC.

AND

THE INVESTOR NAMED HEREIN

Dated as of JUNE 15, 2020

This SERIES A CONVERTIBLE PREFERRED SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into this 15th day of June, 2020 by and among Novavax, Inc., a Delaware corporation (the “Company”), and the Person named on the signature page hereto under the heading “Investor” (the “Investor”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 7 hereof.

BACKGROUND

A. The Company has authorized the issuance and sale of 438,885 shares of its Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Convertible Preferred Stock”), which will be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and which will have the rights, preferences and privileges set forth in the form of Certificate of Designation attached hereto as Exhibit A (the “Certificate of Designation”). The shares of Common Stock into which the Series A Convertible Preferred Stock is convertible are sometimes referred to herein as the “Conversion Shares” and the shares of Series A Convertible Preferred Stock and the Conversion Shares are sometimes referred to herein collectively as the “Securities.”

B.       The Company desires to issue and to sell to the Investor, and the Investor desires to purchase from the Company, the shares of Series A Convertible Preferred Stock set forth on Schedule I attached hereto in the column “Shares Purchased,” all in accordance with the terms and provisions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto, intending to be bound, hereby agree as follows:

1.            Sale and Purchase of the Series A Convertible Preferred Stock. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, at the Closing, the number of shares of Series A Convertible Preferred Stock set forth in the column “Shares Purchased” opposite the Investor’s name on Schedule I attached hereto, for a purchase price per share equal to $455.70 (the “Purchase Price”), which shall be paid in cash, as set forth in the column “Consideration” opposite the Investor’s name on Schedule I attached hereto.

2.            Closing; Payment of Purchase Price; Use of Proceeds.

2.1.            Closing. The closing (the “Closing”) with respect to the transaction contemplated in Section 1 hereof shall take place at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199 at 9:00 a.m. Eastern Time on Tuesday, June 16, 2020, or at such other time and place as the Company and the Investor may agree (the “Closing Date”). At the Closing, the Company shall deliver to the Investor a certificate representing the Series A Convertible Preferred Stock which the Investor is purchasing at the Closing as set forth on Schedule I attached hereto, registered in the name of the Investor, against delivery to the Company by the Investor of a wire transfer in the amount of the Purchase Price therefor.

3.            Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

3.1.            Organization. The Investor is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation, and has all requisite corporate, limited liability company, partnership or trust (as the case may be) power and authority to enter into this Agreement.

3.2.            Authorization; Enforceability. The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of each of this Agreement has been duly authorized by all necessary action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor, and constitutes or will constitute a valid and binding obligation of the Investor enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and to general equitable principles.

3.3.            Brokers. There is no investment banker, broker, finder, financial advisor or other person that has been retained by or is authorized to act on behalf of the Investor and who is entitled to any fee or commission for which the Company will be liable in connection with the transactions contemplated by this Agreement.

3.4.            Investment Representations and Warranties. The Investor understands that neither the offer and sale of Series A Convertible Preferred Stock by the Company to the Investor as contemplated hereby nor the conversion of the Series A Convertible Preferred Stock into Conversion Shares has been, nor will be, registered under the Securities Act and each are being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein.

3.5.            Acquisition for Own Account. The Investor is acquiring the Securities for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act.

3.6.            Ability to Protect Its Own Interests and Bear Economic Risks. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

3.7.            Purchaser Status. The Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act. The Investor is not party to any voting agreements or similar arrangements with respect to the Securities.  The Investor is not a member of a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, voting or disposing of the Securities.

3.8.            Access to Information. The Investor has been given access to all Company documents, records and other information, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to its investment in the Securities.

3.9.            Restricted Securities. The Investor understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances.

3.10.        General Solicitation. The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.11.        Interested Stockholder. The Investor is not an “interested stockholder” (as defined in Section 203(c)(5) of the General Corporation Law of the State of Delaware) of the Company.

4.            Representations and Warranties by the Company. The Company represents and warrants to the Investor that the statements contained in this Section 4 are complete and accurate as of the date of this Agreement.

4.1.            Issuance of Securities. The Series A Convertible Preferred Stock being purchased by the Investor hereunder has been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of any Encumbrances or restrictions on transfer other than restrictions under the Transaction Documents and the Certificate of Incorporation and under applicable state and federal securities laws. The Company has reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Series A Convertible Preferred Stock and, upon issuance in accordance with the terms of this Agreement or the Certificate of Designation, such shares of Common Stock will be duly and validly issued, fully paid and nonassessable and will be free and clear of any Encumbrances or restrictions on transfer other than restrictions under the Transaction Documents and the Certificate of Incorporation and under applicable state and federal securities laws. The sale of the Series A Convertible Preferred Stock hereunder is not, and the subsequent conversion of the Series A Convertible Preferred Stock into Conversion Shares will not be, subject to any preemptive rights, rights of first refusal or other similar rights or any anti-dilution provisions contained in the Certificate of Incorporation, Bylaws or any agreement. Assuming the accuracy of the representations and warranties of the Investor in Section 3 hereof, the Conversion Shares will be issued in compliance with all applicable federal and state securities laws.

4.2.            Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and as described in the SEC Reports and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Maryland and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except whether the failure to so qualify or be in good standing would not materially and adversely affect the Company's ability to consummate the transactions contemplated by the Transaction Documents and the performance of its obligations thereunder.

4.3.            Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than (a) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, (b) notification to any Trading Market on which any of the securities of the Company are listed or designated in connection with the issuance and sale of the Series A Convertible Preferred Stock hereunder and the Conversion Shares issuable upon conversion of the Series A Convertible Preferred Stock, and (c) compliance with applicable U.S. federal and state securities laws, which compliance will have occurred within the appropriate time periods.

4.4.            Authorization; Enforcement.

(a)               The Company has all requisite corporate power and has taken all necessary corporate action required for (a) the due authorization, execution, delivery and performance by the Company of each of the Transaction Documents, (b) the authorization of the performance of all obligations of the Company under each of the Transaction Documents, (c) the authorization, issuance (or reservation for issuance) and delivery of the Securities and (d) the adoption and filing of the Certificate of Designation and performance of its obligations thereunder. No action on the part of the stockholders of the Company is required in connection with the transactions contemplated by the Transaction Documents. This Agreement has been duly executed and delivered by the Company, and the other Transaction Documents and instruments referred to herein to which it is a party will be duly executed and delivered by the Company, and each such agreement constitutes or will constitute a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and to general equitable principles.

(b)               On or prior to the date of this Agreement, the Board of Directors of the Company has duly adopted resolutions, among other things, (i) authorizing and approving each of the Transaction Documents and the transactions contemplated thereby and (ii) adopting the Certificate of Designation.

4.5.            No Conflicts. The Company is not in violation of its Certificate of Incorporation or Bylaws and the execution, delivery and performance of and compliance with each of the Transaction Documents, the filing of the Certificate of Designation and the consummation of the transactions contemplated by each of the Transaction Documents (including, without limitation, the issuance and sale of the Series A Convertible Preferred Stock and the conversion of the Series A Convertible Preferred Stock into Conversion Shares) will not (a) result in a violation of the Certificate of Incorporation or Bylaws or the certificates of formation, operating agreements, certificates of incorporation or bylaws of any Subsidiary, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company or any Subsidiary is a party, (c) result in a material violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, (d) result in a material violation of any rule or regulation of FINRA or any Trading Markets or (e) result in the creation of any Encumbrance upon any of the Company’s or any Subsidiary’s assets.

4.6.            SEC Reports. Since January 1, 2018, except as set forth in the SEC Reports and other than the Required Form 8-K, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, in each case since January 1, 2018, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.7.            Form S-3.

(a)               Form S-3 Eligibility. As of the date of this Agreement, the Company satisfies the eligibility requirements for use of Form S-3, subject to filing the Required Form 8-K.

(b)               Existing Registration Statement. The Company’s Registration Statement on Form S-3 (File no. 333-237094) filed with the Securities and Exchange Commission on May 11, 2020 (the “Existing Registration Statement”), when it became effective and, as of the date of any amendment or supplement thereto, complied in all material respects with the applicable requirements of the Securities Act, and each of the documents incorporated by reference, as of the date hereof, in the Existing Registration Statement (collectively, the “Incorporated Documents”), as of the date each such Incorporated Document was filed with the Commission, complied in all material respects with the applicable requirements of the Exchange Act.

4.8.            Offering; Exemption. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3 of this Agreement, no registration under the Securities Act or any applicable state securities law is required for the offer and sale of Series A Convertible Preferred Stock by the Company to the Investor as contemplated hereby or for the conversion of the Series A Convertible Preferred Stock into Conversion Shares.

4.9.            Brokers. There is no investment banker, broker, finder, financial advisor or other person that has been retained by or is authorized to act on behalf of the Company and who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

5.            Conditions of Parties’ Obligations.

5.1.            Conditions of the Investor’s Obligations. The obligations of the Investor to purchase the shares of Series A Convertible Preferred Stock set forth on Schedule I attached hereto at the Closing is subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Investor in its sole discretion.

(a)               Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date except those representations and warranties qualified by materiality, which shall be true and correct in all respects, with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b)               Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with it on or before the Closing.

(c)               Certificate of Designation. Prior to the Closing, (i) the Certificate of Designation shall have been filed with and accepted by the Secretary of State of the State of Delaware, and (ii) the Investor shall have received confirmation from the Secretary of State of the State of Delaware reasonably satisfactory to the Investor that such filing has occurred.

5.2.            Conditions of the Company’s Obligations. The obligations of the Company under Section 1 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Company in its sole discretion.

(a)               Representations and Warranties. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date.

5.3.            Conditions of Each Party’s Obligations. The respective obligations of each party to consummate the transactions at the Closing contemplated hereunder are subject to the parties being reasonably satisfied as to the absence of (a) litigation challenging or seeking damages in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents, in which there has been issued any order or injunction delaying or preventing the consummation of the transactions contemplated hereby, and (b) any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to this Agreement or the transactions contemplated hereby by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational prohibiting or enjoining the transactions contemplated by this Agreement.

6.            Covenants.

6.1.            Reporting Requirements. For at least one year from the date hereof, the Company covenants to timely file with the Commission all reports required to be filed by the Company (or obtain or avail itself of extensions in respect thereof and file within the applicable grace period).

6.2.            Securities Laws Disclosure; Publicity. The Company shall, by 5:30 p.m. (New York City time) on the fourth business day immediately following the date hereof, file with the Commission a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and filing the Transaction Documents as exhibits thereto. The Company and the Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Investor, or without the prior consent of the Investor, with respect to any press release of the Company, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

6.3.            Reservation of Common Stock. As of the Closing Date, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue all of the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.

6.4.            Listing of Common Stock. Except in connection with a Change of Control Event, while the Investor holds Series A Convertible Preferred Stock, the Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on a Trading Market. Except in connection with a Change of Control Event, while the Investor holds Series A Convertible Preferred Stock, the Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and listing standards of the Trading Market.

6.5.            Registration Statement. The Company shall use reasonable best efforts to prepare and file with the Commission on or before the fifth business day following the Required Form 8-K Deadline a registration statement on Form S-3, or a prospectus supplement related to an existing effective registration statement on Form S-3, to register for resale the Conversion Shares, and use reasonable best efforts to cause such registration statement to be continuously effective until the one year anniversary of the Closing Date.

7.            Definitions. Unless the context otherwise requires, the terms defined in this Section 7 shall have the meanings specified for all purposes of this Agreement.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

“Agreement” has the meaning assigned to it in the introductory paragraph hereof.

“Bylaws” means the Company’s Amended and Restated By-Laws as in effect as of the date hereof.

“Certificate of Designation” has the meaning assigned to it in the recitals hereof.

“Certificate of Incorporation” means the Company’s Second Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company, as in effect as of the date hereof.

“Change of Control Event” has the meaning set forth in the Certificate of Designation.

“Closing” has the meaning assigned to it in Section 2.1 hereof.

“Closing Date” has the meaning assigned to it in Section 2.1 hereof.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning assigned to it in the recitals hereof.

“Company” has the meaning assigned to it in the introductory paragraph hereof.

“Conversion Shares” has the meaning assigned to it the recitals hereof.

“Encumbrances” means any lien, claim, judgment, charge, mortgage, security interest, pledge, escrow, equity or other encumbrance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Registration Statement” has the meaning assigned to it in Section 4.7(b) hereof.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Person” means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

“Purchase Price” has the meaning assigned to it in Section 1 hereof.

“Incorporated Documents” has the meaning assigned to it in Section 4.7(b) hereof.

“Investor” has the meaning assigned to it in the introductory paragraph of this Agreement and shall include any Affiliates of the Investor.

“Required Form 8-K” has the meaning set forth in the Certificate of Designation.

“Required Form 8-K Deadline” has the meaning set forth in the Certificate of Designation.

“SEC Reports” has the meaning assigned to it in Section 4.6 hereof.

“Securities” has the meaning assigned to it in the recitals hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Convertible Preferred Stock” has the meaning assigned to such term in the recitals hereof.

“Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the NYSE MKT.

“Transaction Documents” means this Agreement and the Certificate of Designation.

8.            Survival. The representations, warranties, covenants, indemnities and agreements contained in the Transaction Documents shall survive Closing of the transactions contemplated by this Agreement.

9.            Miscellaneous.

9.1.            Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only in writing executed by the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing.

9.2.            Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by facsimile or e-mail or (iii) delivered by overnight courier, in each case, addressed as follows:

If to the Company to:

Novavax, Inc.

21 Firstfield Road

Gaithersburg, MD 20878

Attention:	John Herrmann
Facsimile:	(240) 268-2051
E-mail:	jherrmann@Novavax.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600

Attention:	Paul M. Kinsella
Facsimile	(617) 235-0822
E-mail:	paul.kinsella@ropesgray.com

If to Investor:

To the address set forth on Schedule 1 hereto;

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention:	Jocelyn Arel
E-mail:	JArel@goodwinlaw.com

or at such other address as the Company or the Investor each may specify by written notice to the other parties hereto. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 9.2.

9.3.            No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

9.4.            Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of the Investor and the successors of the Company, whether so expressed or not.

9.5.            Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

9.6.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law principles.

9.7.            Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.2 shall be deemed effective service of process on such party.

9.8.            Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE INVESTOR AND THE COMPANY HEREBY WAIVE, AND COVENANT THAT NEITHER THE COMPANY NOR THE INVESTOR WILL ASSERT, ANY RIGHT TO TRIAL BY JURY ON ANY ISSUE IN ANY PROCEEDING, WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY OTHER AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR IN ANY WAY CONNECTED WITH, RELATED OR INCIDENTAL TO THE DEALINGS OF THE INVESTOR AND THE COMPANY HEREUNDER OR THEREUNDER, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT OR CONTRACT OR OTHERWISE. Any Investor or the Company may file an original counterpart or a copy of this Section 9.8 with any court as written evidence of the consent of the Investor and the Company to the waiver of the right to trial by jury.

9.9.            Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

9.10.        Entire Agreement. The Transaction Documents, including the Certificate of Designation, contain the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and such agreements supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and thereof.

9.11.        Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

The Company:

NOVAVAX, INC.

By:	/s/ John A. Herrmann III
Name:	John A. Herrmann III
Title:	Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Series A Convertible Preferred Stock Subscription Agreement]

Investor:

RA CAPITAL HEALTHCARE FUND, L.P.
By: RA Capital Healthcare Fund GP, LLC
Its General Partner

By:	/s/ Peter Kolchinsky
Name: Peter Kolchinsky
Title:Managing Partner

[Signature Page to Series A Convertible Preferred Stock Subscription Agreement]

SCHEDULE I

Investor	Shares Purchased	Consideration
RA Capital Healthcare Fund, L.P. 200 Berkeley Street, 18th Floor, Boston, MA 02116	438,885	$199,999,894.50

EXHIBIT A

CERTIFICATE OF DESIGNATION

[See attached.]